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EXHIBIT 3.3

AMENDED BYLAWS
OF
CARDINAL FINANCIAL CORPORATION
(as amended through June 25, 2002)

ARTICLE I
Shareholder Matters

        Section 1.1    Annual Meetings.

        A.    The annual meeting of the shareholders of the Corporation shall be held at such time and place as may be decided by the Board of Directors and indicated in the notice of the meeting.

        B.    At the annual meeting of the shareholders of the Corporation, Directors shall be elected and reports of the affairs of the Corporation shall be received and considered. Any other business may be transacted which is within the powers of the shareholders, except that, if any shareholder shall bring new business before the annual meeting, the shareholder must give advance notice as set forth in Section 1.6 of these Bylaws.

        C.    The Board of Directors may designate any place, either within or without the Commonwealth of Virginia, as the place of meeting for any annual meeting or for any special meeting. If no place is designated by the Board, the place of meeting shall be the principal office of the Corporation.

        Section 1.2    Special Meetings.    A special meeting of the shareholders may be called for any purpose or purposes whatsoever at any time, but only by the President or the Chairman of the Board of Directors, or the Board of Directors.

        Section 1.3    Notice of Meetings.    Notice of the time and place of every annual meeting or special meeting shall be mailed to each Shareholder of record entitled to vote at the meeting at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days before the date of such meeting (except as a different time may be specified by law).

        Section 1.4    Quorum.    A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of such voting group for action on such matter. If there is not a quorum at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice, other than by announcements a the meeting, until there is a quorum.

        Section 1.5    Voting.    Except as the Articles of Incorporation otherwise provide, at any meeting of the shareholders, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

        Section 1.6    Notice of Shareholder Business.    (a) At an annual meeting of the shareholders of the Corporation, only such business shall be concluded as shall have been properly brought before the meeting. To be brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by a shareholder, to be timely, must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books of the shareholder proposing such business and of any other person or entity who is the record or beneficial owner of any shares of the Corporation and who, to the knowledge of the shareholder proposing such business, supports such proposal, (c) the class and number of shares of the Corporation which are beneficially owned and owned of record by the shareholder proposing such business on the date of his notice to the Corporation and the number of shares so owned by any person or entity who, to the knowledge of the shareholder proposing such business, supports such proposal and (d) any material interest (financial or other) of such shareholder in such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.6. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.6. and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        (b)    Nothing in Section 1.6(a) shall be interpreted to mean that a shareholder shall not be permitted to ask pertinent questions or to express his or her views on any pertinent matter.

        Section 1.7    Order of Business.    All meetings of shareholders shall be concluded in accordance with such rules as are prescribed by the Chairman of the meeting and he shall determine the order of business at all meetings of the shareholders.

        Section 1.8    Inspectors.    The Board of Directors, in advance of any meeting of shareholders, may, but shall not be required to, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the Chairman of the meeting may appoint one or more inspectors. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the Chairman of the meeting, the inspectors shall make a report of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

ARTICLE II

        Section 2.1    General Powers.    The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law or by the Articles of Incorporation, or by these Bylaws, all of the powers of the Corporation shall be exercised by or under the authority of said Board of Directors.

        Section 2.2    Number and Qualification.    The Board of Directors shall consist of sixteen directors, provided that a vacancy on the Board of Directors shall not prevent the Board of Directors from acting.

        As more particularly described in the Articles of Incorporation, the directors shall be divided into three classes (A, B and C) as nearly equal in number as possible. The initial term of office for members of Class A shall expire at the first annual meeting of stockholders after their election; the initial term of office for members of Class B shall expire at the second annual meeting of stockholders after their election; and the initial term of office for members of Class C shall expire at the third annual meeting of stockholders after their election. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and shall continue to hold office until their respective successors are elected and qualify.

        In the event of any increase or decrease in the number of directors fixed by the Bylaws, all classes of directors shall be increased or decreased as equally as may be possible. Newly-created directorships resulting from an increase by not more than two in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. Each director so chosen shall hold office until the expiration of the term of the director, if any, whom he has been chosen to succeed or, if none, until the expiration of the term of the class assigned to the additional directorship to which he has been elected, or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any director or the entire Board of Directors may be removed from office at any time but only for cause and only by the affirmative vote of the holders of more than two-thirds of each class of the voting stock of the Corporation then outstanding at a meeting called for that purpose.

        Section 2.3    Election of Directors.    The Directors shall be elected at the annual meeting of shareholders, and shall hold their offices until their successors are elected in accordance with the Articles of Incorporation. Nominations for the election of Directors shall be given in the manner provided in Section 2.5. At the annual meeting of shareholders in 2001, Harold E. Lieding, or an individual designated by Directors who formerly were directors of Heritage Bancorp, Inc., shall be nominated for election to a three-year term. At the annual meeting of shareholders in 2002, Kevin B. Tighe, or an individual designed by Directors who formerly were directors of Heritage Bancorp, Inc., shall be nominated for election to a three-year term. At the annual meeting of shareholders in 2003, George P. Shafran or an individual designated by Directors who were formerly directors of Heritage Bancorp, Inc. shall be nominated for election to a three-year term. If the seat held by any of Messrs. Lieding, Tighe or Shafran becomes vacant, the Board shall appoint a successor chosen by the Directors who formerly were directors of Heritage Bancorp, Inc. Prior to the annual meeting of shareholders in 2003, this Section 2.3 may be amended only by the unanimous vote of the entire Board of Directors.

        Section 2.4    Honorary and Advisory Directors.    The Board may appoint to the position of Honorary Director or the position of Advisory Director such person or persons as it deems appropriate. Honorary Directors shall be entitled to receive notice of, and to attend all meetings of the Board, but they shall not be Directors and shall not be entitled to vote, nor shall they be counted in determining a quorum of the Board. Advisory Directors shall be entitled only to notice of meetings of Advisory or other Boards of the Corporation to which they shall be appointed. Honorary and Advisory Directors shall receive such compensation as may be authorized by the Board of attendance at meetings of Advisory or other Board to which such Advisory or Honorary Directors are appointed.

        Section 2.5    Nominations.    Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made by or at the direction of the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of Directors who complies with the notice procedures set forth in this Section 2.5(a). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address of such shareholder and of any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving notice, supports such nominee(s) and (ii) the class and number of shares of the Corporation which are beneficially owned and owned of record by such shareholder and by any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving the notice, supports such nominee(s). At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless in accordance with the procedures set forth in this Section 2.5(a). The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        Section 2.6    Meetings of Directors.    Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board of Directors, or upon call of the Chairman of the Board of Directors or the President. The Secretary, or officer performing his duties, shall give at least twenty-four (24) hours' notice by telegraph, letter, telephone or in person, of all meetings of the Directors; provided, that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Regular meetings of the Board of Directors shall be held at least once in every calendar quarter. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice either before or after the meeting. Neither the business to be transacted nor the purpose of any annual or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 2.7    Quorum.    A majority of the members of the Board of Directors shall constitute a quorum.

        Section 2.8     Compensation.    The Board of Directors shall fix the compensation of the Directors.

        Section 2.9    Committees.    The Board of Directors may create committees and appoint members of committees in accordance with Virginia law.

ARTICLE III
Officers

        Section 3.1    Election.    The Officers of the Corporation shall consist of the Chairman of the Board of Directors, the President, one or more Vice Presidents, a Secretary, a Chief Financial Officer, one or more Assistant Secretaries, and such other officers as may be elected as provided in Section 3.3 of this Article. All Officers shall be elected by the Board of Directors, and shall hold office until their successors are elected and qualify. Vacancies may be filled at any meeting of the Board of Directors.

Subject to any applicable provision of Virginia law, more than one office may be combined in the same person as the Board of Directors may determine.

        Section 3.2    Removal of Officers.    Any Officer of the Corporation may be summarily removed with or without cause, at any time, by a resolution passed by affirmative vote of a majority of all of the Directors; provided that any such removal shall not affect an Officer's right to any compensation to which he is entitled under any employment contract between him and the Corporation.

        Section 3.3    Other Officers.    Other Officers may from time to time be appointed by the Board of Directors, and such Officers shall hold office for such term as may be designated by the said Board of Directors.

        Section 3.4    Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the Directors and all meetings of the shareholders. He shall appoint all standing committees and temporary committees. He shall be a member ex-officio of all standing committees and shall all other powers and duties as may be prescribed by the Board of Directors or by the Bylaws.

        Section 3.5    President.    The President shall be the Chief Executive Officer of the Corporation. In the absence or disability of the Chairman of the Board, the President shall preside at all meetings of the Directors and at meetings of the shareholders and in the absence or disability of the Chairman of the Board, the duties and responsibilities of such offices shall devolve upon the President. The President shall have such other powers and duties as may be prescribed by the Chairman of the Board of Directors, the Board of Directors or by the Bylaws.

        Section 3.6    Vice President.    In the absence or disability of the President, the Vice President shall act as the Chief Executive Officer of the Corporation. The duties and responsibilities of the Vice President are those delegated to him by the Board of Directors or the President.

        Section 3.7    Secretary.    The Secretary shall have the duties and responsibilities prescribed by law for the secretary of a Virginia corporation.

        Section 3.8    Surety Bonds.    All Officers and employees who shall have charge or possession of money, securities or property of the Corporation must, before entering upon their duties, be covered by a bond with a surety company approved by the Board of Directors and state and federal authorities. The costs of such bond shall be borne by the Corporation.

ARTICLE IV
Capital Stock

        Section 4.1    Issues of Certificate of Stock.    Certificates of capital stock shall be in such form as may be prescribed by law and by the Board of Directors. All certificates shall be signed by the President and by the Chief Financial Officer or Secretary or an Assistant Secretary, or by any other two Officers authorized by resolution of the Board of Directors.

        Section 4.2    Transfer of Stock.    The stock of the corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on surrender of the certificate or certificates for such shares duly endorsed, and, if sought to be transferred by attorney, accompanied by a written power of attorney to have such stock transferred on the books of the Corporation.

        Section 4.3    Restrictions on Transfer of Stock.    Any restriction that may be imposed by law, by the Articles of Incorporation or Bylaws of the Corporation, or by an agreement among shareholders of the Corporation, or by an agreement among shareholders of the Corporation, shall be noted conspicuously on the front or back of all certificates representing shares of stock of the Corporation.

        Section 4.4    Lost, Destroyed or Mutilated Certificates.    The holder of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate thereof, and the Corporation may in its discretion cause one or more new certificates for the same aggregate number of shares to be issued to such Stockholder upon the surrender of the mutilated certificate, or upon satisfactory proof of such loss or destruction accompanied by the deposit of a bond in such form and amount and with such surety as the Corporation may require.

        Section 4.5    Holder of Record.    The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

        Section 4.6    Record Date.    The Board of Directors shall fix in advance the record date in order to make a determination of shareholders for any purpose, including the determination of shareholders entitled to notice of or to vote at any shareholders' meeting or entitled to payment of any dividend or distribution to shareholders. Such record date shall not be more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

        Section 4.7    Control Share Acquisitions.    Article 14.1 of the Virginia Stock Corporation Act shall not apply to the Corporation.

ARTICLE V
Miscellaneous Provisions

        Section 5.1    Seal.    The seal of the Corporation shall be circular in shape with the name of the Corporation around the circumference thereof, and the word "SEAL" in the center thereof.

        Section 5.2    Examination of the Books and Records.    The books and records of account of the Corporation, the minutes of the proceedings of the shareholders, the Board and Committees appointed by the Board of Directors and the records of the shareholders showing the names and addresses of all shareholders and the number of shares held by each, shall be subject to inspection during the normal business hours by any person who is a duly qualified Director of the Corporation at the time he makes such inspection. Shareholders shall have such rights to inspect records of the Corporation as are prescribed by applicable law.

        Section 5.3    Checks, Notes and Drafts.    Checks, notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.

        Section 5.4    Voting of Stock Held.    Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board of Directors, the President or any Vice President may from time to time appoint an attorney or attorneys as agent or agents of the Corporation to cast in the name of the Corporation the votes which the Corporation may be entitled to cast a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and such Officers may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises; or any of such Officers may himself attend any meeting of the holders of stock or other securities of any such other corporation and there vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

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  EXHIBIT 3.3